Exhibit 99.1

 NEWS RELEASE

Media Contact:

Doug Kline

Sempra Energy

(877) 866-2066

www.sempra.com

Financial Contact:

Karen Sedgwick/Glen Donovan

Sempra Energy

(877) 736-7727

SEMPRA ENERGY 2006 NET INCOME RISES

53 PERCENT

•

Commodities Unit Drives Record Earnings

•

Company Raises 2007 Earnings-Per-Share Guidance to Range of $3.75 to $3.95

SAN DIEGO, Feb. 22, 2007 – Sempra Energy (NYSE:  SRE) today reported 2006 net income of $1.4 billion, or $5.38 per diluted share, an increase of 53 percent over $920 million, or $3.65 per diluted share, in 2005.

Included in 2006 results was $315 million in after-tax income from discontinued operations related to asset sales.  In 2005, Sempra Energy incurred $311 million after-tax in litigation expense related to the Western U.S. energy crisis of 2000-01.

For the full-year 2006, income from continuing operations -- excluding a $204 million gain on the sale of the jointly owned Texas power plants and a $221 million write-down on the company’s Argentine investments -- was $1.1 billion, or $4.24 per diluted share, up 21 percent from $913 million, or $3.62 per diluted share in 2005.

Sempra Energy’s fourth-quarter net income was $125 million, or $0.47 per diluted share, in 2006, compared with $355 million, or $1.38 per diluted share, in 2005.

Fourth-quarter results included the charge related to the Argentine utilities.  In the year-earlier quarter, the company recorded an after-tax charge of $116 million for energy-crisis litigation costs.

“This was our eighth consecutive year of record earnings,” said Donald E. Felsinger, chairman and chief executive officer of Sempra Energy.  “We are benefiting from a focused strategy.  Building natural gas infrastructure in North America and expanding our California utilities remain our top priorities.”

Sempra Energy’s board of directors last week increased the dividend on common shares on an annualized basis to $1.24 per share from $1.20 per share.

Revenues for Sempra Energy in 2006 were $11.8 billion, compared with $11.5 billion in 2005.  Fourth-quarter 2006 revenues were $3.2 billion, compared with $3.9 billion in the prior year’s quarter, due primarily to reduced commodity prices.

SUBSIDIARY OPERATING RESULTS

Sempra Utilities

Net income for San Diego Gas & Electric (SDG&E) was $237 million in 2006, compared with $262 million in 2005.   SDG&E’s fourth-quarter 2006 net income was $55 million, compared with net income of $72 million in the fourth quarter 2005.  The change in net income for the quarter and full year was due primarily to the positive effect in 2005 of demand-side-management incentives and favorable resolution of prior-years’ tax and regulatory issues, offset by higher net income from electric generation in 2006, including the addition of the new Palomar generating facility.

Net income for Southern California Gas Co. (SoCalGas) was $223 million in 2006, compared with $211 million in the prior year.  The improvement from the prior year was due primarily to energy-crisis litigation expense in 2005, offset by the favorable resolution of tax and regulatory issues.  SoCalGas’ fourth-quarter net income was $55 million in 2006, up from $48 million in the previous year.

Sempra Commodities

Sempra Commodities’ 2006 net income rose to $504 million from $460 million in 2005, due to improved results in the natural gas and base metals businesses.  Fourth-quarter net income for Sempra Commodities was $214 million in 2006, compared with $244 million in the prior-year quarter, due to reduced margins in petroleum and power marketing.

“Energy markets remain volatile and we do not see this volatility moderating in the near future,” said Felsinger.  “Sempra Commodities continues to excel in this environment, offering customers help in managing their commodity risks.”

Sempra Generation

Sempra Generation’s net income in 2006 was $375 million, compared with 2005 net income of $149 million.  The company’s 2006 net income included $204 million from the sale of its jointly owned Texas power plants.  Fourth-quarter 2006 net income for Sempra Generation was $53 million, compared with $58 million in 2005.

In 2006, Sempra Generation completed the sale of several assets that were recorded as discontinued operations, including the Twin Oaks power plant, its oil and gas production unit, and its energy-services and facilities-management operations.

Sempra Pipelines & Storage

Sempra Pipelines & Storage recorded a net loss of $165 million in 2006, compared with net income of $64 million in 2005.  In the fourth quarter 2006, Sempra Pipelines & Storage recorded a net loss of $223 million, compared with $16 million in net income during the same quarter in 2005.  Both the quarter and full-year results for Sempra Pipelines & Storage were impacted by the company’s write-down on its Argentine investments.

Sempra LNG

Sempra LNG recorded a net loss of $42 million in 2006, compared with a net loss of $25 million in the prior year, due to a $13 million mark-to-market loss related to a natural gas marketing agreement with Sempra Commodities and higher development costs.   For the fourth quarter, Sempra LNG’s 2006 net loss was $7 million, compared with a net loss of $10 million in 2005.

2007 Earnings Outlook

Sempra Energy today updated its 2007 earnings-per-share guidance to a range of $3.75 to $3.95 from previous guidance of $3.50 to $3.70.

Internet Broadcast

Sempra Energy will broadcast a live discussion of its earnings results over the Internet today at 1 p.m. EST with senior management of the company.  Access is available by logging onto the Web site at www.sempra.com.  For those unable to log onto the live webcast, the teleconference will be available on replay a few hours after its conclusion by dialing (888) 203-1112 and entering the passcode, 8288064.

Sempra Energy, based in San Diego, is a Fortune 500 energy services holding company with 2006 revenues of nearly $12 billion.  The Sempra Energy companies’ 14,000 employees serve more than 29 million consumers in the United States, Europe, Canada, Mexico, South America and Asia.

Income-statement information by business unit is available on Sempra Energy’s Web site at http://www.sempra.com/downloads/4Q2006.pdf.

###

This press release contains statements that are not historical fact and constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  When the company uses words like “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “may,” “would,” “should” or similar expressions, or when the company discusses its strategy or plans, the company is making forward-looking statements.  Forward-looking statements are not guarantees of performance.  They involve risks, uncertainties and assumptions.  Future results may differ materially from those expressed in the forward-looking statements.  Forward-looking statements are necessarily based upon various assumptions involving judgments with respect to the future and other risks, including, among others: local, regional, national and international economic, competitive, political, legislative and regulatory conditions and developments; actions by the California Public Utilities Commission, the California State Legislature, the California Department of Water Resources, the Federal Energy Regulatory Commission and other environmental and regulatory bodies in the United States and other countries; capital markets conditions, inflation rates, interest rates and exchange rates; energy and trading markets, including the timing and extent of changes in commodity prices; the availability of natural gas and liquefied natural gas; weather conditions and conservation efforts; war and terrorist attacks;

business, regulatory, environmental, and legal decisions and requirements; the status of deregulation of retail natural gas and electricity delivery; the timing and success of business development efforts; the resolution of litigation; and other uncertainties, all of which are difficult to predict and many of which are beyond the control of the company.  These risks and uncertainties are further discussed in the company’s reports filed with the Securities and Exchange Commission that are available through the EDGAR system without charge at its Web site, www.sec.gov and on the company’s Web site, www.sempra.com.

Sempra LNG and Sempra Pipelines & Storage are not the same companies as the utilities, SDG&E or SoCalGas, and are not regulated by the California Public Utilities Commission.  Sempra Energy Trading, doing business as Sempra Commodities, and Sempra Generation are not the same companies as the utilities, SDG&E or SoCalGas, and the California Public Utilities Commission does not regulate the terms of their products and services.

SEMPRA ENERGY
Table A

STATEMENTS OF CONSOLIDATED INCOME

	Three months ended		Years ended
	December 31,		December 31,
(Dollars in millions, except per share amounts)	2006	2005	2006	2005
	(Unaudited)
Operating revenues
Sempra Utilities	$1,709	$2,259	$6,899	$7,042
Sempra Global and parent	1,536	1,673	4,862	4,470
Total operating revenues	3,245	3,932	11,761	11,512

Operating expenses
Sempra Utilities:
Cost of natural gas	679	1,172	2,756	3,232
Cost of electric fuel and purchased power	155	187	721	624
Other cost of sales	753	792	2,689	2,588
Litigation expense	13	210	56	551
Other operating expenses	838	839	2,814	2,583
Depreciation and amortization	166	160	657	626
Franchise fees and other taxes	67	65	275	246
Gains on sale of assets, net	(2)	(8)	(1)	(112)
Impairment losses	6	71	9	85
Total operating expenses	2,675	3,488	9,976	10,423
Operating income	570	444	1,785	1,089
Other income, net	6	27	381	51
Interest income	36	22	109	72
Interest expense	(78)	(90)	(351)	(310)
Preferred dividends of subsidiaries	(3)	(3)	(10)	(10)
Income from continuing operations before income taxes and
equity in earnings (losses) of certain unconsolidated subsidiaries	531	400	1,914	892
Income tax expense	180	56	641	34
Equity in earnings (losses) of certain unconsolidated subsidiaries	(222)	13	(182)	55
Income from continuing operations	129	357	1,091	913
Discontinued operations, net of income tax	(4)	(2)	315	7
Net income	$125	$355	$1,406	$920

Basic earnings per share:
Income from continuing operations	$0.50	$1.41	$4.25	$3.71
Discontinued operations, net of income tax	(0.02)	(0.01)	1.23	0.03
Net income	$0.48	$1.40	$5.48	$3.74
Weighted-average number of shares outstanding (thousands)	258,385	253,516	256,477	245,906

Diluted earnings per share:
Income from continuing operations	$0.49	$1.39	$4.17	$3.62
Discontinued operations, net of income tax	(0.02)	(0.01)	1.21	0.03
Net income	$0.47	$1.38	$5.38	$3.65
Weighted-average number of shares outstanding (thousands)	263,429	257,845	261,368	252,088
Dividends declared per share of common stock	$0.30	$0.29	$1.20	$1.16

As a result of the decisions in 2006 to dispose of the Twin Oaks power plant, Sempra Energy Production Company, and the Energy Services and Facilities Management businesses, all within Sempra Generation, and Bangor Gas and Frontier Energy, both within Sempra Pipelines & Storage, these operations have been reflected above as discontinued operations in all periods presented.

SEMPRA ENERGY
Table B

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
(Dollars in millions)	2006	2005

Assets
Current assets:
Cash and cash equivalents	$920	$769
Restricted cash	4	12
Accounts receivable	1,035	1,145
Deferred income taxes	270	134
Interest receivable	40	29
Trading-related receivables and deposits, net	3,047	3,370
Derivative trading instruments	4,068	4,502
Commodities owned	1,845	2,498
Inventories	215	205
Regulatory assets	193	255
Other	317	297
Current assets of continuing operations	11,954	13,216
Current assets of discontinued operations	62	611
Total current assets	12,016	13,827

Investments and other assets:
Due from unconsolidated affiliates	-	21
Regulatory assets arising from fixed-price contracts and other derivatives	353	398
Regulatory assets arising from pension and other postretirement
benefit obligations	356	213
Other regulatory assets	472	500
Nuclear decommissioning trusts	702	638
Investments	1,086	1,091
Sundry	789	802
Total investments and other assets	3,758	3,663
Property, plant and equipment, net	13,175	11,756
Total assets	$28,949	$29,246

Liabilities and Shareholders' Equity
Current liabilities:
Short-term debt	$252	$1,043
Accounts payable	1,587	1,394
Income taxes payable	9	86
Trading-related payables	3,211	4,127
Derivative trading instruments	2,304	3,246
Commodities sold with agreement to repurchase	537	634
Dividends and interest payable	145	140
Regulatory balancing accounts, net	332	192
Fixed-price contracts and other derivatives	87	130
Current portion of long-term debt	681	98
Other	1,197	1,012
Current liabilities of continuing operations	10,342	12,102
Current liabilities of discontinued operations	7	151
Total current liabilities	10,349	12,253
Long-term debt	4,525	4,815

Deferred credits and other liabilities:
Due to unconsolidated affiliate	162	162
Customer advances for construction	126	110
Pension and other postretirement benefit obligations, net of plan assets	609	391
Deferred income taxes	412	214
Deferred investment tax credits	67	73
Regulatory liabilities arising from removal obligations	2,330	2,313
Asset retirement obligations	1,128	958
Other regulatory liabilities	221	200
Fixed-price contracts and other derivatives	358	400
Deferred credits and other	972	1,018
Total deferred credits and other liabilities	6,385	5,839
Preferred stock of subsidiaries	179	179
Shareholders' equity	7,511	6,160
Total liabilities and shareholders' equity	$28,949	$29,246

As a result of the decisions in 2006 to dispose of the Twin Oaks power plant, Sempra Energy Production Company, and the Energy Services and Facilities Management businesses, all within Sempra Generation, and Bangor Gas and Frontier Energy, both within Sempra Pipelines & Storage, these operations have been reflected above as discontinued operations in all periods presented.

SEMPRA ENERGY
Table C

CONDENSED STATEMENTS OF CONSOLIDATED CASH FLOWS

	Years ended
	December 31,
(Dollars in millions)	2006	2005
Cash Flows from Operating Activities:
Income from continuing operations	$1,091	$913
Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	657	626
Gains on sale of assets, net	(1)	(112)
Impairment losses	9	85
Deferred income taxes and investment tax credits	77	(298)
Non-cash rate reduction bond expense	60	68
Equity in income of unconsolidated subsidiaries	(156)	(66)
Other	38	(6)
Quasi-reorganization resolution	12	-
Net changes in other working capital components	(183)	(1,196)
Changes in other assets	20	21
Changes in other liabilities	42	458
Net cash provided by continuing operations	1,666	493
Net cash provided by (used in) discontinued operations	(37)	31
Net cash provided by operating activities	1,629	524

Cash Flows from Investing Activities:
Expenditures for property, plant and equipment	(1,907)	(1,377)
Proceeds from sale of assets from continuing operations	40	277
Expenditures for investments and acquisition of subsidiaries, net of cash acquired	(257)	(86)
Distribution from investment	104	-
Purchases of nuclear decommissioning and other trust assets	(546)	(299)
Proceeds from sales by nuclear decommissioning and other trusts	503	262
Dividends received from unconsolidated affiliates	431	73
Other	(27)	(12)
Net cash used in continuing operations	(1,659)	(1,162)
Net cash provided by (used in) discontinued operations	793	(25)
Net cash used in investing activities	(866)	(1,187)

Cash Flows from Financing Activities:
Common dividends paid	(283)	(268)
Issuances of common stock	97	694
Repurchases of common stock	(37)	(95)
Issuances of long-term debt	552	762
Payments on long-term debt	(263)	(529)
Redemption of mandatorily redeemable preferred securities	-	(200)
Increase (decrease) in short-term debt, net	(791)	659
Financing transaction related to Sempra Financial	83	-
Other	28	(6)
Net cash provided by (used in) continuing operations	(614)	1,017
Net cash provided by discontinued operations	2	-
Net cash provided by (used in) financing activities	(612)	1,017
Increase in cash and cash equivalents	151	354
Cash and cash equivalents, January 1	769	415
Cash and cash equivalents, December 31	$920	$769

As a result of the decisions in 2006 to dispose of the Twin Oaks power plant, Sempra Energy Production Company, and the Energy Services and Facilities Management businesses, all within Sempra Generation, and Bangor Gas and Frontier Energy, both within Sempra Pipelines & Storage, these operations have been reflected above as discontinued operations in all periods presented.

SEMPRA ENERGY
Table D

BUSINESS UNIT EARNINGS AND CAPITAL EXPENDITURES & INVESTMENTS

	Three months ended		Years ended
	December 31,		December 31,
(Dollars in millions)	2006	2005	2006	2005
Net Income	(unaudited)
Sempra Utilities:
San Diego Gas & Electric	$55	$72	$237	$262
Southern California Gas	55	48	223	211
Total Sempra Utilities	110	120	460	473

Sempra Global:
Sempra Commodities	214	244	504	460
Sempra Generation*	53	58	375	149
Sempra Pipelines & Storage*	(223)	16	(165)	64
Sempra LNG	(7)	(10)	(42)	(25)
Total Sempra Global	37	308	672	648

Parent & Other	(18)	(71)	(41)	(208)

Continuing Operations	129	357	1,091	913

Discontinued Operations, Net of Income Tax	(4)	(2)	315	7

Consolidated Net Income	$125	$355	$1,406	$920

* Excludes amounts now classified as discontinued operations.

	Three months ended		Years ended
	December 31,		December 31,
(Dollars in millions)	2006	2005	2006	2005
Capital Expenditures and Investments	(unaudited)
Sempra Utilities:
San Diego Gas & Electric	$190	$122	$1,070	$464
Southern California Gas	129	116	413	361
Total Sempra Utilities	319	238	1,483	825

Sempra Global:
Sempra Commodities	10	11	53	72
Sempra Generation	3	36	40	229
Sempra Pipelines & Storage	202	8	414	18
Sempra LNG	153	137	619	293
Total Sempra Global	368	192	1,126	612

Parent & Other (includes transfer of Palomar)	10	13	(445)	26

Consolidated Capital Expenditures and Investments	$697	$443	$2,164	$1,463

As a result of the decisions in 2006 to dispose of the Twin Oaks power plant, Sempra Energy Production Company, and the Energy Services and Facilities Management businesses, all within Sempra Generation, and Bangor Gas and Frontier Energy, both within Sempra Pipelines & Storage, these operations have been reflected above as discontinued operations in all periods presented.

SEMPRA ENERGY
Table E

OTHER OPERATING STATISTICS (Unaudited)

	Three months ended			Years ended
	December 31,			December 31,
SEMPRA UTILITIES	2006	2005		2006	2005

Revenues (Dollars in millions)
SDG&E (excludes intercompany sales)	$692	$746		$2,770	$2,493
SoCalGas (excludes intercompany sales)	$1,017	$1,513		$4,129	$4,549

Gas Sales (bcf)	110	105		402	395
Transportation and Exchange (bcf)	127	113		546	494
Total Deliveries (bcf)	237	218		948	889

Total Gas Customers (Thousands)				6,468	6,383

Electric Sales (Millions of kWhs)	3,939	4,002		16,836	15,990
Direct Access (Millions of kWhs)	821	720		3,390	3,213
Total Deliveries (Millions of kWhs)	4,760	4,722		20,226	19,203

Total Electric Customers (Thousands)				1,355	1,338

SEMPRA GENERATION
Power Sold (Millions of kWhs)	5,706	4,932	(1)	19,760	17,063	(1)

(1)	Revised to exclude the Twin Oaks, Coleto Creek and Topaz power plants.

SEMPRA PIPELINES & STORAGE
(Represents 100% of these subsidiaries, although only the Mexican subsidiaries are 100% owned by Sempra Energy.)
Natural Gas Sales (bcf)
Argentina	70	62		278	272
Mexico	10	9		44	42
Chile	-	1		2	3
Natural Gas Customers (Thousands)
Argentina				1,542	1,495
Mexico				101	98
Chile				39	38
Electric Sales (Millions of kWhs)
Peru	1,620	1,113		5,108	4,298
Chile	762	537		2,324	2,289
Electric Customers (Thousands)
Peru				788	767
Chile				534	521

SEMPRA ENERGY
Table E (Continued)

SEMPRA COMMODITIES

	Three months ended			Years ended
	December 31,			December 31,
Margin* (Dollars in millions)	2006	2005		2006	2005
Geographical:
North America	$474	$543		$1,313	$1,091
Europe/Asia	173	142		325	255
Total	$647	$685		$1,638	$1,346

Product Line:
Gas	$362	$317		$792	$439
Power	104	209		431	443
Oil - Crude & Products	85	132		198	292
Metals	60	12		138	54
Other	36	15		79	118
Total	$647	$685		$1,638	$1,346

* Margin consists of net revenues less related costs (primarily brokerage, transportation and storage) plus or minus net interest expense/income, and is used by management in evaluating its geographical and product line performance.

	Three months ended			Years ended
	December 31,			December 31,
Effect of EITF 02-03 (Dollars in millions)	2006	2005		2006	2005

Mark-to-Market Earnings **	$158	$209		$487	$491
Effect of EITF 02-03 ***	56	35		17	(31)
GAAP Net Income	$214	$244		$504	$460

** Represents earnings from the fair market value of all commodities transactions.  This metric is a useful measurement of profitability because it simultaneously recognizes changes in the various components of transactions and reflects how the business is managed.

*** Consists of the income statement effect of not recognizing changes in the fair market value of certain physical inventories, capacity contracts for transportation and storage and derivative hedging activities related to Section 29 tax credits.

	Fair
	Market Value
	December 31,	Scheduled Maturity (in months)
Net Unrealized Revenue (Dollars in millions)	2006	0 - 12	13 - 24	25 - 36	> 36
Sources of Over-the-Counter (OTC) Fair Value:
Prices actively quoted	$1,746	$959	$575	$47	$165
Prices provided by other external sources	28	(6)	-	2	32
Prices based on models and other valuation methods	(16)	-	-	-	(16)
Total OTC Fair Value (1)	1,758	953	575	49	181

Maturity of OTC Fair Value - Cumulative Percentages		54.2%	86.9%	89.7%	100.0%

Exchange Contracts (2)	155	412	(188)	55	(124)

Total Net Unrealized Revenue at December 31, 2006	$1,913	$1,365	$387	$104	$57

Net Unrealized Revenue - Cumulative Percentages		71.4%	91.6%	97.0%	100.0%

(1) The present value of unrealized revenue to be received or (paid) from outstanding OTC contracts
(2) Cash received or (paid) associated with open Exchange Contracts

	December 31,
Credit Quality of Unrealized Trading Assets (net of margin)	2006	2005
Commodity Exchanges	13%	2%
Investment Grade	57%	75%
Below Investment Grade	30%	23%

	Three months ended			Years ended
	December 31,			December 31,
Risk Adjusted Performance Indicators (Mark-to-Market Basis)	2006	2005		2006	2005
VaR at 95% (Dollars in millions) (1)	$17.3	$14.2		$16.2	$11.3
VaR at 99% (Dollars in millions) (2)	$24.3	$20.0		$22.8	$15.9
Risk Adjusted Return on Capital (RAROC) (3)	37%	61%		34%	44%

(1) Average Daily Value-at-Risk for the period using a 95% confidence level
(2) Average Daily Value-at-Risk for the period using a 99% confidence level
(3) Average Daily Trading Margin/Average Daily VaR at 95% confidence level

Physical Statistics
Natural Gas (bcf/Day)	12.2	12.1		12.0	11.7
Electric (Billions of kWhs)	125.5	112.4		475.5	413.2
Oil & Liquid Products (Millions Bbls/Day)	0.7	1.4		0.7	1.0